Exhibit 23.1

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-238922, 333-254361, 333-263127, 333-270428, 333-277398 and 333-285495 on Form S-8, and Registration Statement No. 333-270862, on Form S-3 of our report dated March 11, 2026, relating to the financial statements of Pliant Therapeutics, Inc., appearing in this Annual Report on Form 10-K of Pliant Therapeutics, Inc. for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
San Francisco, California
March 11, 2026